EXECUTION COPY
                                                                  --------------

                            ASSET PURCHASE AGREEMENT

                                  By and Among

                         WESTERN MICRO TECHNOLOGY, INC.,

                        INTERNATIONAL DATA PRODUCTS, LLC,

                         OLIVER-ALLEN CORPORATION, INC.,

                INTERNATIONAL DATA PRODUCTS AND FINANCIAL, LTD.,

                      ALAN M. BYNDER AND MICHAEL R. DUHAIME



                                November 29, 1996

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE 1         DEFINITIONS..................................................1
         1.1      Certain Definitions..........................................1
         1.2      Other Definitions............................................1

ARTICLE 2         PURCHASE AND SALE; CLOSING...................................2
         2.1      Purchase and Sale of Assets..................................2
         2.2      Assumption of Liabilities....................................3
         2.3      Purchase Price...............................................3
         2.4      Allocation of Purchase Price.................................3
         2.5      Closing Date.................................................3

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF IDP, IDP
                  FINANCIAL, BYNDER AND DUHAIME................................3
         3.1      Organization.................................................4
         3.2      Members......................................................4
         3.3      Obligations With Respect to .................................4
         3.4      Equity Investments...........................................4
         3.5      Authority....................................................4
         3.6      Financial Statements.........................................5
         3.7      Business Changes.............................................6
         3.8      Fixed Assets; Properties.....................................7
         3.9      Accounts Receivable; Notes Receivable........................8
         3.10     Taxes........................................................8
         3.11     Compensation.................................................9
         3.12     Compliance with Law..........................................9
         3.13     Litigation...................................................9
         3.14     Contracts.................................................. 10
         3.15     No Default................................................. 10
         3.16     Business and Customers..................................... 11
         3.17     Inventories................................................ 11
         3.18     Proprietary Rights......................................... 11
         3.19     Insurance.................................................. 12
         3.20     Bank Accounts.............................................. 12
         3.21     Brokers or Finders......................................... 12
         3.22     Related Parties............................................ 12
         3.23     Certain Advances........................................... 13
         3.24     Union Activities........................................... 13
         3.25     ERISA...................................................... 13
         3.26     Underlying Documents....................................... 13
         3.27     Full Disclosure............................................ 13
         3.28     Accounts Payable........................................... 13
         3.29     Liabilities................................................ 13

                                                                            Page
                                                                            ----

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF WMT...................... 14
         4.1      Organization............................................... 14
         4.2      Authority.................................................. 14
         4.3      No Conflict................................................ 15
         4.4      Brokers or Finders......................................... 15
         4.5      Business Changes........................................... 15

ARTICLE 5         ADDITIONAL AGREEMENTS...................................... 15
         5.1      Access to Information...................................... 15
         5.2      Legal Conditions........................................... 16
         5.3      Good Faith................................................. 16
         5.4      Collection of Accounts Receivable; Sale of Inventory....... 16

ARTICLE 6         CONDITIONS PRECEDENT....................................... 16
         6.1      Conditions to Obligations of WMT and the IDP Parties....... 16
         6.2      Conditions to Obligations of WMT........................... 17
         6.3      Conditions to Obligations of the IDP Parties............... 18

ARTICLE 7         INDEMNIFICATION............................................ 19
         7.1      Indemnification by IDP, IDP Financial, Bynder and Duhaime.. 19
         7.2      Indemnification by WMT..................................... 20
         7.3      Indemnification Procedure.................................. 20
         7.4      Right of Set-Off........................................... 21

ARTICLE 8         PAYMENT OF EXPENSES........................................ 23

ARTICLE 9         GENERAL.................................................... 23
         9.1      Amendment.................................................. 23
         9.2      Extension; Waiver.......................................... 23
         9.3      Notices.................................................... 23
         9.4      Headings................................................... 24
         9.5      Entire Understanding....................................... 24
         9.6      Counterparts............................................... 24
         9.7      Binding Nature............................................. 24
         9.8      Applicable Law............................................. 25
         9.9      Arbitration................................................ 25

                                    EXHIBITS
                                    --------

Exhibit A             Agreement of Assignment and Assumption
Exhibit B                  Disclosure Schedule
Exhibit 6.1(e)        IDP's Designated Employees and Form of Employment
                      Agreement
Exhibit 6.2(d)        Opinion of IDP's Counsel
Exhibit 6.2(g)        Covenant Not to Compete
Exhibit 6.3(c)        Opinion of WMT's Counsel


                                    SCHEDULES
                                    ---------

Schedule 2.1(a)       Inventories
Schedule 2.1(b)       Accounts Receivable
Schedule 2.1(e)       Permits
Schedule 2.1(h)       Accounts Payable
Schedule 2.4          Allocation of Purchase Price
Schedule 3.2          List of IDP Members
Schedule 3.6          IDP's Financial Statements
Schedule 3.7          Business Changes
Schedule 3.8          Fixed Assets; Properties
Schedule 3.9          Accounts Receivable; Notes Receivable
Schedule 3.11         Compensation
Schedule 3.14         Contracts
Schedule 3.16         Customers
Schedule 3.17         Inventory on Hand
Schedule 3.18         Proprietary Rights
Schedule 3.19         Insurance
Schedule 3.20         Bank Accounts
Schedule 3.25         Benefit Plans
Schedule 3.29         Liabilities

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT, made and entered into as of the 29th day of November, 1996 by and among WESTERN MICRO TECHNOLOGY, INC., a California
                            ------------------------------
corporation ("WMT"), INTERNATIONAL DATA PRODUCTS, LLC, a California limited
                     --------------------------------
liability company ("IDP"), the Manager of IDP, OLIVER-ALLEN CORPORATION, INC., a
                                               ------------------------------
California corporation (the "Manager" or "Oliver-Allen"), the Members of IDP, Oliver-Allen and INTERNATIONAL DATA PRODUCTS AND FINANCIAL, LTD., a Minnesota
                 -----------------------------------------------
corporation ("IDP Financial") (collectively, the "IDP Members"), ALAN M. BYNDER
                                                                 --------------
("Bynder") and MICHAEL R. DUHAIME ("Duhaime") (IDP, the Manager, the IDP
               ------------------
Members, Bynder and Duhaime are collectively referred to herein as the "IDP Parties"),

                              W I T N E S S E T H:

     WHEREAS, WMT desires to purchase from IDP, and IDP desires to sell to WMT substantially all of IDP's assets and disclosed liabilities for cash and other considerations on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, WMT, and the IDP Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

     1.1 Certain Definitions. The terms defined in this Section 1.1 shall, for
         -------------------
all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

     (a) "SEC" shall mean the Securities and Exchange Commission.

     (b) "Subsidiary" means a corporation whose voting securities are owned directly or indirectly by the "parent" entity in such amounts as are sufficient to elect at least a majority of the Board of Directors.

     1.2 Other Definitions. In addition to the terms defined in Section 1.1,
         -----------------
certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.

                                    ARTICLE 2

                           PURCHASE AND SALE; CLOSING
                           --------------------------

     2.1 Purchase and Sale of Assets. Subject to the terms and conditions set
         ---------------------------
forth in this Agreement, IDP agrees to sell, convey, transfer, assign, and deliver to WMT, and WMT agrees to purchase from IDP on the Closing Date (as defined below), all of the operating assets of IDP (collectively, the "Purchased Assets"), including without limitation:

     (a) Inventories. All of IDP's inventories relating to IDP's business which
         -----------
are on hand as of the date of the Closing, including, without limitation, those listed in Schedule 2.1(a) (the "Inventories");

     (b) Accounts Receivable. All of IDP's trade accounts receivable arising out
         -------------------
of the operation of IDP's business in the ordinary course which are unpaid as of the Closing Date, including, without limitation, those listed in Schedule 2.1(b) (collectively, the "Accounts Receivable");

     (c) Intangibles. The right to use the name "International Data
         -----------
Products/Western Micro" and to refer to the business as "formerly, International Data Products;" provided, however, such rights do not include the name Oliver-Allen Corporation, Inc. or any name or mark that is similar thereto or which would tend to indicate an affiliation with Oliver-Allen Corporation, Inc.

     (d) Books and Records. All papers and records in IDP's care, custody, or
         -----------------
control relating to any or all of the Purchased Assets and the operation thereof, including, without limitation, all purchasing and sales records, customer and vendor lists and all accounting and financial records (collectively, the "Books and Records"), excluding any minute books, the seal and membership records of IDP; provided, however, that Oliver- Allen may retain copies of all Books and Records and has the right to use such Books and Records for its own business purposes;

     (e) Permits. All of IDP's rights in, to or under any governmental licenses,
         -------
environmental and other permits, approvals and authorizations which relate to the Purchased Assets, including, without limitation, all those listed in
Schedule 2.1(e);

     (f) Cash, Deposits and Prepaids. All of IDP's cash and deposits on hand as
         ---------------------------
of the Closing Date and prepaid assets and employee advances reflected existing as of the Closing Date; and

     (g) Equipment, Furniture and Fixtures. All of IDP's equipment, furniture
         ---------------------------------
and fixtures used in the ordinary course of business and on hand as of the Closing Date.

The Purchased Assets shall be conveyed on the Closing Date to WMT by IDP free and clear of all liabilities, obligations, liens and encumbrances, excepting only those continuing obligations consisting of the trade accounts payable arising out of the operation of IDP's business in the ordinary course which are unpaid as of the Closing Date, including, without limitation, those listed in Schedule 2.1(h) (collectively, the "Accounts Payable") which shall be assigned by IDP to WMT pursuant to the terms and conditions of an Agreement of Assignment and Assumption, substantially in the form of Exhibit A attached hereto (the "Agreement of Assignment and Assumption").

     2.2 Assumption of Liabilities. Except for any continuing obligations under
         -------------------------
the Accounts Payable and other liabilities reflected on the Closing Date Balance Sheet (which liabilities shall be consistent with the past practices of IDP), defined below, which WMT is assuming and agrees to pay in the normal course of business, WMT is not assuming any debt, liability or obligation of IDP, whether known or unknown, fixed or contingent, including, without limitation, any liabilities or obligations arising out of or connected in any way with any retirement, medical, life, disability or other employee benefit plan of IDP. All liabilities arising from or related to IDP's operations or IDP's ownership of the Purchased Assets through the Closing Date shall remain the responsibility of IDP.

     2.3 Purchase Price. As consideration for the purchase of the Purchased
         --------------
Assets, WMT shall pay the following amounts (collectively, the "Purchase Price") at the Closing to IDP, (i) Two Hundred Sixty-Five Thousand Dollars ($265,000) for the Purchased Assets and (ii) Four Hundred Fifty Thousand Dollars ($450,000) plus accrued and unpaid interest through the Closing Date for that certain IDP Line of Credit advanced from Oliver-Allen to IDP pursuant to and as described in IDP's Operating Agreement.

     2.4 Allocation of Purchase Price. The parties agree that the Purchase Price
         ----------------------------
shall be allocated as set forth in Schedule 2.4 and that such allocation will be used by the parties in reporting the transaction contemplated hereby for federal, state, county and local tax purposes.

     2.5 Closing Date. The Closing under this Agreement (the "Closing") shall be
         ------------
held on November 29, 1996 at the offices of Pillsbury Madison & Sutro LLP, 2700 Sand Hill Road, Menlo Park, California, at 10:00 A.M. on such date, or at such other time and place as WMT and IDP may agree upon in writing. Such date on which the Closing is to be held is herein referred to as the "Closing Date."

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF IDP,
                     --------------------------------------
                        IDP FINANCIAL, BYNDER AND DUHAIME
                        ---------------------------------

     Except as provided in Section 7.5 hereof and notwithstanding any other provision of this Agreement, WMT acknowledges that except as expressly provided in Sections 3.1 and 3.5 as to due organization, good standing and authority of Oliver-Allen, Oliver-Allen makes no representations or warranties regarding IDP or the Purchased Assets, and WMT agrees that Oliver-Allen shall not have any liability, direct or indirect, for any representations, warranties or covenants made by IDP, IDP Financial, Bynder or Duhaime in this Agreement except for fraud or misrepresentation by Oliver-Allen. To the best of its knowledge and without independent investigation, Oliver-Allen believes the representation and warranties of IDP pursuant to this Article 3 to be true and complete as of the Closing Date. Except as provided in Section 7.5 hereof, WMT further agrees that in the event of any breach of any representation, warranty or covenant made by IDP in this Agreement, WMT will not institute any claim, action or demand against Oliver-Allen or otherwise seek damages or seek to recover any of the amounts received by Oliver-Allen as distributions from IDP in connection with the Purchase Price paid by WMT pursuant to Section 2.3 of this Agreement under any theory of recovery (except for fraud or misrepresentation by Oliver-Allen), including but not limited to any claim for indemnification provided in Section 7.5, for breach of contract or for return of distributions made by IDP. Except as provided in Section 7.5 hereof and without limiting the generality of the foregoing, WMT specifically agrees not to seek recovery of any such amounts or any related damages or expenses under Sections 17254, 17255 or 17355 of the California Corporations Code. WMT acknowledges that it is aware that the Purchase Price is to be distributed to Oliver-Allen by IDP and that Oliver-Allen and IDP Financial intend to dissolve and liquidate IDP shortly after the Closing pursuant to that certain Agreement Among Members of IDP, dated as of November 29, 1996 by and among IDP, Oliver-Allen, IDP Financial, Alan M. Bynder and Michael R. Duhaime.

     Except as otherwise set forth in the disclosure schedule attached hereto as Exhibit B (the "Disclosure Schedule"), IDP, IDP Financial, Bynder and Duhaime each represents and warrants to WMT as of the date hereof as follows:

     3.1 Organization. IDP is a limited liability company duly organized,
         ------------
validly existing and in good standing under the laws of the State of California, and is not required to be qualified in any other jurisdiction except where the failure to be so qualified will not have a material adverse effect on IDP and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     3.2 Members. Schedule 3.2 sets forth a true and complete list of the
         -------
Members of IDP showing their percentage interest in IDP.

     3.3 Obligations With Respect to Interests. There are no options, warrants,
         -------------------------------------
calls, rights, commitments or agreements of any character to which IDP is a party or by which it is bound obligating IDP to issue any interests in IDP or obligating IDP to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts, proxies or other agreements with respect to the interests in IDP.

     3.4 Equity Investments. IDP does not own any equity stock or interest,
         ------------------
directly or indirectly, in any corporation, partnership, joint venture, firm or other entity. IDP has no Subsidiaries.

     3.5 Authority. The IDP Parties have all requisite power and authority to
         ---------
enter into this Agreement, the Agreement of Assignment and Assumption and the Covenant Not to Compete (the Agreement of Assignment and Assumption and the Covenant Not to Compete are collectively referred to herein as the "Collateral Agreements") and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the IDP Parties. This Agreement and the Collateral Agreements have been duly executed and delivered by the IDP Parties, and constitutes the valid and binding obligation of the IDP Parties, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 6 are satisfied, the execution and delivery of this Agreement and the Collateral Agreements do not or will not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Articles of Organization or the Operating Agreement of IDP or (b) any material agreement or instrument, permit, franchise, license, judgment or order, applicable to the IDP Parties or their respective properties or assets.

     No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority (a "Governmental Entity"), is required by or with respect to the IDP Parties in connection with the execution and delivery of this Agreement or the Collateral Agreements by the IDP Parties or the consummation by the IDP Parties of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country.

     3.6 Financial Statements. IDP has furnished WMT with its unaudited
         --------------------
statement of income and retained earnings and statement of cash flows for the calendar years ended, and balance sheets at, October 31, 1996, and its unaudited interim statement of income and retained earnings for the period ended, and balance sheet at, October 31, 1996. IDP shall deliver to WMT a balance sheet (the "Closing Balance Sheet") dated as of the Closing Date and statement of income and retained earnings for the period ended as of the Closing Date. The balance sheet at October 31, 1996 is hereinafter referred to as the "IDP Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "IDP Financial Statements." The IDP Financial Statements have been and will be complete, true and accurate in all material respects or attached hereto as Schedule 3.6 and, except for any interim financial statements, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, and are or will be in accordance with IDP's books and records, and fairly present the financial position of IDP and the results of its operations as of the date and for the periods indicated thereon, subject in the case of the unaudited portion of the IDP Financial Statements to normal year-end audit adjustments which will not be material and the absence of footnote disclosures. At the date of the IDP Balance Sheet (the "IDP Balance Sheet Date") and as of the Closing Date, IDP had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the IDP Balance Sheet or Closing Balance Sheet or the accompanying notes thereto except for liabilities and obligations as may have arisen in the ordinary course of business prior to the date of said Balance Sheet and which, under GAAP, would not have been required to be reflected on such Balance Sheet and except for liabilities incurred in the ordinary course of business since the date of said Balance Sheet which are usual and normal in amount.

     3.7 Business Changes. Since June 30, 1996, except as otherwise contemplated
         ----------------
by this Agreement or as disclosed in writing to WMT, IDP has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

     (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of IDP which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of IDP, other than those proposed changes set forth on Schedule 3.7.

     (b) IDP has not issued, or authorized for issuance, or entered into any commitment to issue, any interests, bond, note or other security of IDP.

     (c) IDP has not incurred debt for borrowed money, nor incurred any obligation or liability except in the ordinary and usual course of business and in any event not in excess of $2,500 for any single occurrence.

     (d) IDP has not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business and in any event not in excess of $25,000 for any single occurrence.

     (e) IDP has not declared or made any payment or other distribution on or with respect to any interest of IDP.

     (f) IDP has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any interest of IDP.

     (g) IDP has not mortgaged, pledged, or otherwise encumbered any of its assets or properties, other than inventory sold in the normal course of business or accounts receivable.

     (h) IDP has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except, in the case of such other assets and property, in the ordinary and usual course of business, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of $2,500 for any single item or $10,000 in the aggregate other than inventory sold or returned in the normal course of business.

     (i) IDP has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity; IDP has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of $2,500 for any single item or $10,000 in the aggregate.

     (j) IDP has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

     (k) IDP has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.18 hereof).

     (l) IDP has not adopted or amended any bonus, incentive, profit-sharing, option, purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.

     (m) IDP has not effected or agreed to effect any change in its directors, officers or key employees.

     (n) IDP has not effected or committed itself to effect any amendment or modification in its Articles of Organization and Operating Agreement, except as contemplated in this Agreement.

     3.8 Fixed Assets; Properties.
         ------------------------

     (a) Schedule 3.8 sets forth all of the real and personal property owned or leased by IDP. The IDP Balance Sheet reflects and the Closing Balance Sheet will reflect all of the personal property owned or leased and used by IDP in its business or otherwise held by IDP, except for (i) property acquired or disposed of in the ordinary and usual course of the business of IDP since the date of such Balance Sheet, and (ii) personal property not required under GAAP to be reflected thereon. Except as reflected in the notes to the IDP and Closing Balance Sheets, to the best of its knowledge, IDP has good and marketable title to all assets and properties listed on the IDP and Closing Balance Sheets and thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet delinquent. The fixed assets described in
Schedule 3.8 constitute all of the tangible personal property (other than inventory) currently used in the business. All of the fixed assets reflected on the IDP and Closing Balance Sheets or thereafter acquired are in good condition and repair for the requirements of the business as presently conducted by IDP.

     (b) IDP has provided WMT with a full and complete list of all real and personal property leased by IDP or under option to purchase by IDP. To the best of IDP's knowledge, all such property leased by IDP is held under valid, subsisting and enforceable leases. To the best of the IDP Parties' knowledge, the operations of IDP thereon do not violate any applicable material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations.

     (c) To the best knowledge of the IDP Parties and management of IDP, there are no Hazardous Substances in, under or about the soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by IDP. IDP has not disposed of any Hazardous Substances on or about such property. IDP has not disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment. "Hazardous Substances" shall mean any substance regulated or prohibited by any law or designated by any governmental agency to be hazardous, toxic, radioactive, regulated medical waste or otherwise a danger to health or the environment.

     (d) IDP has conducted its business in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities relating to Hazardous Substances and the use, storage, treatment, disposal, transport, generation, release and exposure of others to Hazardous Substances. IDP has not received any notice of any investigation, claim or proceeding against IDP relating to Hazardous Substances and IDP is not aware of any fact or circumstance which could involve IDP in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon IDP.

     3.9 Accounts Receivable; Notes Receivable. Schedule 3.9 contains a summary
         -------------------------------------
of the accounts receivable of IDP as of the date hereof, together with an accurate aging of such accounts receivable. The accounts receivable set forth on
Schedule 3.9 and those that will be reflected in the Closing Balance Sheet (together the "Accounts Receivable") arose out of or will arise out of the bona fide furnishing of goods and services, each in the operation of the business of IDP, and require or will require no additional performance by IDP. To the best knowledge of IDP, the Accounts Receivable are collectible at their full amounts, subject only to amount of the bad debt allowance reflected on the Closing Balance Sheet. Except as set forth on Schedule 3.9, the notes receivable are obligations of current customers of IDP, whether on an open account or cash on delivery basis, and there are no disputes between IDP and any obligor under any such note receivable with respect to the amount owing or the payment terms thereunder. IDP has provided WMT with accurate information concerning amounts and aging of Accounts Receivable and with an accurate customer list of IDP.

     3.10 Taxes. IDP has accurately and completely filed with the appropriate
          -----
United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), and has paid or accrued in full all taxes shown as owing on such tax returns, duties, charges, withholding obligations and other governmental liabilities as well as any interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any governmental authority (including taxes on properties, income, franchises, licenses, sales and payrolls). (All such items are collectively referred to herein as "Taxes"). The IDP and Closing Balance
Sheets fully accrue or reserve or will fully accrue or reserve all current and deferred Taxes. IDP is not a party to any pending action or proceeding, nor to the IDP Parties' knowledge is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. No liability for Taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent. IDP is not a party to any Tax sharing, Tax allocation, Tax indemnity or statute of limitations extension or waiver agreement, and in the past five (5) years has not been included on any consolidated combined or unitary return with any other entity.

     3.11 Compensation. Since June 30, 1996, IDP has not paid or committed
          ------------
itself to pay to or for the benefit of any of its directors, officers, employees or members any compensation of any kind other than wages, salaries and benefits at the times and rates in effect on Schedule 3.11, nor has it effected or agreed to effect any amendment or supplement to any employee profit sharing, option, purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement except as set forth on Schedule 3.11. IDP does not have any bonus plan or obligations with respect to any bonus plan, except as set forth in
Schedule 3.11. IDP has provided in Schedule 3.11 a full and complete list of all directors, officers, employees or consultants of IDP as of the date set forth thereon, specifying their names and job designations, their dates of hire, the total amount paid or payable as wages, salaries or other forms of direct compensation, and the basis of such compensation, whether fixed or commission or a combination thereof.

     3.12 Compliance with Law. All material licenses, franchises, permits,
          -------------------
clearances, consents, certificates and other evidences of authority of IDP which are necessary to the conduct of IDP's business ("Permits") are in full force and effect and IDP is not in violation of any Permit in any material respect. Except for possible exceptions, the curing or noncuring of which would not have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of IDP, the business of IDP has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

     3.13 Litigation. Except for litigation initiated by IDP relating to
          ----------
collections, there is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending against IDP, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on IDP), and none have been threatened. The IDP Parties and the management of IDP are aware of no facts which, if known to Members, the Manager, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects, properties or operations of IDP. IDP is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

     3.14 Contracts. IDP has provided WMT with a complete list in Schedule 3.14
          ---------
of each executory contract and agreement in the following categories to which IDP is a party, or by which it is bound in any respect, (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, in any case involving more than $2,500; (b) contracts or agreements for the joint performance of work or services, and all other joint venture agreements; (c) management or employment contracts, consulting contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement); (f) option, purchase, warrant, repurchase or other contracts or agreements relating to any interest of IDP; (g) contracts or agreements with agents, brokers, consignees, sales representatives or distributors; (h) contracts or agreements with any director, officer, employee, consultant or Member; (i) powers of attorney or similar authorizations granted by IDP to third parties; (j) licenses, sublicenses, royalty agreements and other contracts or agreements to which IDP is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights as defined below; and (k) other material contracts.

     IDP has not entered into any contract or agreement containing covenants limiting the right of IDP or the IDP Parties to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written, oral or otherwise.

     3.15 No Default.
          ----------

     (a) Each of the contracts, agreements or other instruments referred to in
Section 3.14 of this Agreement and each of the standard customer agreements or contracts of IDP, to the best of its knowledge, is a legal, binding and enforceable obligation by or against IDP, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To the IDP Parties' knowledge, no party with whom IDP has an agreement or contract is in default thereunder or has breached any term or provision thereof which is material to the conduct of IDP's business.

     (b) IDP has performed, or is now performing, the obligations of, and IDP is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has raised any claim, dispute or controversy with respect to any of the executory contracts of IDP, nor has IDP received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by IDP with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

     3.16 Business and Customers. Schedule 3.16 is a list of all of IDP's
          ----------------------
customers from whom more than $2,500 in revenues is received by IDP.

     3.17 Inventories. The inventories of IDP consist of items of a quality and
          -----------
quantity usable and salable (within less than six months from the date of Closing) in the normal course of the business, subject to balance sheet reserves. A summary of inventory on hand as of October 31, 1996 is set forth in
Schedule 3.17. All inventory on hand at Closing will be set forth on the Closing Balance Sheet. All items included in such inventories are owned by IDP. No items included in the Inventories have been pledged as collateral or are held by IDP on consignment from others. All the Inventories reflected on the balance sheets included in the Financial Statements and on the books of IDP are based on quantities determined from month-end physical count, and are valued in the Financial Statements at the lower of cost (last-in, first-out) or market and on a basis consistent with that of prior periods.

     3.18 Proprietary Rights.
          ------------------

     (a) IDP has provided WMT with a complete list in writing in Schedule 3.18 of all computer software, software programs, patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned or used by IDP or in which it has any rights or licenses, except for software used by IDP and generally available on the commercial market. IDP has provided WMT with a complete and accurate description in Schedule 3.18 of all agreements of IDP with each officer, employee or consultant of IDP providing IDP with title and ownership to patents, patent applications, trade secrets and inventions developed or used by IDP in its business. All of such agreements so described are valid, enforceable and legally binding, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

     (b) IDP owns or possesses licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the business of IDP, and the same are sufficient to conduct IDP's business as it has been and is now being conducted.

     (c) The operations of IDP do not conflict with or infringe, and no one has asserted to IDP or any IDP Party that such operations conflict with or infringe, on any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against IDP with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on IDP), and, none has been threatened against IDP. To the knowledge of the IDP Parties and management of IDP, there are no facts or alleged facts which would reasonably serve as a basis for any claim that IDP does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of IDP as it has been and is now being conducted.

     (d) To the IDP Parties' knowledge, no employee of IDP is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with IDP or any previous employer.

     3.19 Insurance. IDP has provided WMT with a complete list in Schedule 3.19
          ---------
of all policies of insurance to which IDP is a party or is a beneficiary or named insured. IDP has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. All the insurable properties of IDP are insured in amounts and coverage and against risks and losses which are adequate and usually insured against by persons holding or operating similar properties in similar businesses. There were no claims in excess of $5,000 asserted under any of the insurance policies of IDP in respect of all motor vehicle, general liability, professional liability, errors and omissions, and worker's compensation claims, nor medical claims in excess of $10,000 for the period from October 31, 1996 to the date of this Agreement.

     3.20 Bank Accounts. IDP has furnished to WMT a true and correct list in
          -------------
Schedule 3.20 setting forth the names and addresses of all banks, other institutions and state governmental departments at which IDP has accounts, deposits or safety deposit boxes, or special deposits required to be held by such state governmental departments with the nature of such account and the names of all persons authorized to draw on or give instructions with respect to such accounts or deposits, or to have access thereto, and the names and addresses of all persons, if any, holding a power-of-attorney on behalf of IDP. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

     3.21 Brokers or Finders. IDP has not dealt with any broker or finder in
          ------------------
connection with the transactions contemplated by this Agreement. IDP has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.22 Related Parties. No officer or director of IDP, or any affiliate of
          ---------------
any such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which currently furnishes or sells services or products which are similar to those furnished or sold by IDP, or (b) a beneficial interest in any contract or agreement to which IDP is a party or by which IDP may be bound. For purposes of this Section 3.22, there shall be disregarded any interest which arose solely from the ownership of less than a two percent (2%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

     3.23 Certain Advances. There are no receivables of IDP owing from
          ----------------
directors, officers, employees, consultants or the IDP Parties, or owing by any affiliate of any director or officer of IDP, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses which are not in excess of $2,500 for any one individual.

     3.24 Union Activities. None of the employees of IDP are represented by any
          ----------------
union or are parties to any collective bargaining arrangement, and no attempts are being made to organize or unionize any of the IDP employees.

     3.25 ERISA. Schedule 3.25 hereto lists all employee pension benefit plans,
          -----
multi-employer plans and employee welfare benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering active, former or retired employees of IDP. IDP has furnished to WMT copies or descriptions of each employment, severance or other similar contract, arrangement or policy and each plan, agreement, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), vacation benefits, severance benefits, disability benefits, early retirement benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, options, purchase or other forms of compensation or post-retirement benefits.

     3.26 Underlying Documents. Copies of any underlying documents listed or
          --------------------
described as having been disclosed to WMT pursuant to this Agreement have been furnished to WMT. All such documents furnished to WMT are true and correct copies, and there are no amendments or modifications thereto that have not been disclosed to WMT. The minute books of IDP contain complete and accurate records of all meetings and other actions taken by the Manager and Members of IDP.

     3.27 Full Disclosure. Any information furnished by IDP to WMT in writing
          ---------------
pursuant to this Agreement (including the Exhibits and Schedules hereto), at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

     3.28 Accounts Payable. Schedule 2.1(h) contains a summary of the accounts
          ----------------
payable of IDP as of October 31, 1996, together with an accurate aging of such accounts payable. The accounts payable arose in the normal and ordinary course of the business of IDP. Except as set forth on Schedule 2.1(h), the accounts payable are not past due and there are no collection actions currently pending with respect to such accounts payable.

     3.29 Liabilities. Except as disclosed in the IDP Financial Statements or in
          -----------
Schedule 3.29, there are no liabilities or obligations of any nature to which IDP is subject, whether absolute, accrued, contingent or otherwise, and whether due or to become due.

Furthermore, the IDP Parties know of no basis for any assertion against IDP of any such liability or obligation not fully disclosed in the IDP Financial Statements or in Schedule 3.29. Except as otherwise disclosed in Schedule 3.29, the IDP Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business, except as expressly disclosed therein.

                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF WMT
                      -------------------------------------

     Except as contemplated by this Agreement, WMT represents and warrants to the IDP Parties as of the date hereof as follows:

     4.1 Organization. WMT is a corporation duly incorporated, validly existing
         ------------
and in good standing under the laws of California. WMT is duly qualified to do business and is in good standing in its state of incorporation and in each other jurisdiction in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business of WMT. WMT has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

     4.2 Authority. WMT has all requisite corporate power and authority to enter
         ---------
into this Agreement and the related agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the related agreements contemplated herein, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of WMT. This Agreement and the related agreements contemplated herein, have been duly executed and delivered by WMT and constitutes the valid and binding obligation of WMT enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 6 are satisfied, the execution and delivery of this Agreement and the related agreements contemplated herein, do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of WMT's Articles of Incorporation or Bylaws, or (b) any material agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to WMT or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancelations or accelerations which individually or in the aggregate would not have a material adverse effect on WMT.

     No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to WMT in connection with the execution and delivery of this Agreement and the related agreements contemplated herein by WMT or the consummation by WMT of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state commercial laws.

     4.3 No Conflict. The execution and delivery of this Agreement by WMT and
         -----------
the performance of WMT's obligations hereunder, (a) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Articles of Incorporation or Bylaws of WMT or any of its Subsidiaries, or any material contract, agreement or commitment binding upon WMT or any of its assets or properties; (b) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of WMT; and (c) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over WMT or any of its assets or properties. The consent of WMT's lenders is required to consummate the transactions contemplated herein pursuant to the terms of its existing credit agreement.

     4.4 Brokers or Finders. Except for its arrangement with Bentley Hall Von
         ------------------
Gehr International, WMT has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Except for its arrangement with Bentley Hall Von Gehr International, WMT has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.5 Business Changes. Since June 30, 1996, there have been no changes in
         ----------------
the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of WMT which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of WMT.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS
                              ---------------------

     5.1 Access to Information. IDP shall afford to WMT and shall cause its
         ---------------------
independent accountants to afford to WMT, and its accountants, counsel and other representatives, reasonable access during normal business hours to IDP's properties, books, contracts, commitments and records and to the independent accountants reasonable access to the audit work papers and other records of IDP's accountants; provided, that such access does not materially impair the ability of IDP to conduct its business in the ordinary course. During such period, IDP shall use reasonable efforts to furnish promptly to WMT (a) a copy of each report, schedule and other document filed or received by IDP pursuant to the requirements of federal and state securities laws and (b) all other information concerning the business, properties and personnel of IDP as WMT may reasonably request.
Pending the Closing (and if this Agreement is terminated, at all times after the date hereof), WMT shall treat as confidential and will not use, submit or disclose to, or make available for inspection by any other person, or allow any other person to use or disclose, any information, materials, documents, financial statements or other data relating to IDP, its business or its owners. If this Agreement is terminated, WMT shall promptly return to IDP any and all copies of such material, including copies prepared by WMT. Further, WMT, IDP, IDP Financial, Bynder and Duhaime agree that they will not disclose or discuss with any person any information about Oliver-Allen's arrangements with other resellers of equipment.

     5.2 Legal Conditions. Each party will take all reasonable actions necessary
         ----------------
to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party or any Subsidiary of such other party in connection with this Agreement. Each party will take, and will cause its Subsidiaries to take, all reasonable actions to obtain (and to cooperate with the other party and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority, or other third party, required to be obtained or made by such party or its Subsidiaries (or by the other party or its Subsidiaries) in connection with this Agreement or the taking of any action contemplated thereby.

     5.3 Good Faith. Each party shall act in good faith in an attempt to cause
         ----------
to be satisfied all the conditions precedent to its obligations and those of the other parties to this Agreement over which it has control or influence. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Closing Date its representations and warranties contained in this Agreement, but in no event shall any party hereto be required to spend any amounts in connection with such actions to the extent that the party reasonably determines that such amounts or expenses are unreasonable.

     5.4 Collection of Accounts Receivable; Sale of Inventory. In the event WMT,
         ----------------------------------------------------
using normal collection and sales practices, has not on or prior to two years from Closing collected of the Accounts Receivable an amount equal to or greater than the amount set forth on the Closing Balance Sheet for the Accounts Receivable balance or sold the Inventory reflected on Closing Balance Sheet, IDP shall remit to WMT within thirty (30) days after two years from the Closing Date (the "Collection Period") the uncollected amount of such accounts or the value of such Inventory, against WMT's assignment to IDP of the applicable uncollected Accounts Receivable and unsold Inventory.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT
                              --------------------

     6.1 Conditions to Obligations of WMT and the IDP Parties. The obligations
         ----------------------------------------------------
of WMT and the IDP Parties to consummate this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by both WMT and IDP:

     (a) Government Approvals. All authorizations, consents, orders or approvals
         --------------------
of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement and the related agreements contemplated herein.

     (b) Approval of Members. All necessary consents of the IDP Members to the
         -------------------
consummation of the transactions contemplated by this Agreement shall have been obtained.

     (c) Third-Party Approvals. Any and all consents or approvals required from
         ---------------------
third parties relating to contracts, agreements, licenses, leases and other instruments, material to the respective businesses of WMT and IDP shall have been obtained.

     (d) Legal Action. No temporary restraining order, preliminary injunction or
         ------------
permanent injunction or other order preventing the consummation of this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of IDP or WMT has a reasonable probability of resulting in such order, injunction or damages.

     (e) Employment Agreements. Each of the IDP employees designated in Exhibit
         ---------------------
6.1(e) hereto shall have entered into an employment agreement with WMT, a form of which is also contained in Exhibit 6.1(e).

     (f) Waiver. A consummation of the Closing shall constitute a waiver of
         ------
these conditions to Closing.

     6.2 Conditions to Obligations of WMT. The obligations of WMT to consummate
         --------------------------------
this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by WMT:

     (a) Representations and Warranties. The representations and warranties of
         ------------------------------
the IDP Parties set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and WMT shall have received a certificate or certificates signed by the chief executive officer and chief financial officer of IDP to such effect.

     (b) Due Diligence. WMT shall have completed its due diligence investigation
         -------------
of IDP to its good faith satisfaction.

     (c) Performance of Obligations. The IDP Parties shall have performed all
         --------------------------
covenants, agreements, obligations required to be performed by each under this Agreement prior to the Closing Date, and WMT shall have received a certificate signed by the chief executive officer and chief financial officer of IDP to such effect.

     (d) Opinion of IDP's Counsel. WMT shall have received an opinion dated as
         ------------------------
of the Closing Date of Shartsis, Friese & Ginsburg, LLP, counsel to the Manager, in substantially the form attached hereto as Exhibit 6.2(d).

     (e) Financial Statements. IDP's Financial Statements, for each month after
         --------------------
October 31, 1996, shall be delivered to WMT as soon as practicable thereafter.

     (f) No Material Adverse Change. There shall have been no changes in the
         --------------------------
condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of IDP which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business, or operations of IDP on a consolidated basis.

     (g) Non-Compete Arrangements. Each of the IDP Parties designated on Exhibit
         ------------------------
6.1(e) shall have entered into a covenant not to compete, a form of which is attached hereto as Exhibit 6.2(g).

     (h) Waiver. A consummation of the Closing shall constitute a waiver of
         ------
these conditions to Closing.

     6.3 Conditions to Obligations of the IDP Parties. The obligations of the
         --------------------------------------------
IDP Parties to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by IDP:

     (a) Representations and Warranties. The representations and warranties of
         ------------------------------
WMT set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and IDP shall have received a certificate signed by the chief executive officer and the chief financial officer of WMT to such effect.

     (b) Performance of Obligations of WMT. WMT shall have performed in all
         ---------------------------------
material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and IDP shall have received a certificate signed by the chief financial officer of WMT to such effect.

     (c) Opinion of WMT's Counsel. IDP shall have received an opinion dated the
         ------------------------
Closing Date of Pillsbury Madison & Sutro LLP, outside counsel to WMT, in substantially the form attached hereto as Exhibit 6.3(c).

     (d) No Material Adverse Change. Since October 31, 1996, there shall have
         --------------------------
been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of WMT which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business or operations of WMT.

                                    ARTICLE 7

                                 INDEMNIFICATION
                                 ---------------

     7.1 Indemnification by IDP, IDP Financial, Bynder and Duhaime.
         ---------------------------------------------------------

     (a) IDP, IDP Financial, Bynder and Duhaime, jointly and severally, after the Closing and until the period ending at December 31, 1996, agree to defend and indemnify WMT and their respective affiliates, directors, officers and interestholders, and their respective successors and assigns (collectively, the "WMT Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (in this Section 7.1 collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of (i) the inaccuracy or breach of any of the representations, warranties and covenants of IDP, IDP Financial, Bynder and Duhaime contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto; (ii) any claim by any person under any provision of any federal or state securities law relating to any transaction, event, act or omission of or by IDP occurring before or after the Closing Date; or (iii) liabilities of IDP, IDP Financial, Bynder and Duhaime or the Purchased Assets arising before or after the Closing not expressly assumed by WMT in Section 2.2 hereof; provided that the total indemnity shall not exceed the Earn-Out Payment (as defined in the Employment Agreements of Bynder and Duhaime) payable pursuant to the Employment Agreements of Bynder and Duhaime provided in Exhibit 6.1(e) hereto. Nothing herein shall limit in any way WMT's remedies in the event of breach by the IDP Parties of any of their covenants or agreements hereunder which are not also a representation or warranty or for willful fraud or intentionally deceptive material misrepresentation or omission by the IDP Parties in connection herewith or with the transactions contemplated hereby.

     (b) Without limiting the generality of the foregoing but considering the limitation on indemnification provided for in Section 7.1(a), with respect to the measurement of Indemnifiable Damages, WMT and, after the Closing Date, WMT, IDP, IDP Financial, Bynder and Duhaime and the affiliates of any of them, shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of IDP, IDP Financial, Bynder and Duhaime been true and accurate or the same said parties had not breached any such covenants or had any of the events, claims or liabilities referred to (a) of this Section 7.1 not occurred or been made or incurred.

     (c) Any indemnitee under this Agreement may not seek recovery under the indemnities set forth herein unless and until the Indemnifiable Damages of such party are greater than $15,000, at which point such indemnity shall apply to all Indemnifiable Damages.

     7.2 Indemnification by WMT. After the Closing Date, WMT shall, as to those
         ----------------------
representations, warranties, covenants and agreements which are herein made or agreed to by WMT, indemnify and hold harmless IDP, IDP Financial, Bynder and Duhaime and their respective officers and directors (prior to the Closing) and their heirs and assigns against and in respect of (a) any damage, deficiency, losses or costs incurred by IDP, IDP Financial, Bynder and Duhaime resulting from any material misrepresentation or breach of warranty or any nonfulfillment of any covenant or agreement on the part of WMT under this Agreement; and (b) any claim, action, suit, proceeding, demand, judgment, assessment, cost and expense, including reasonable counsel fees, incident to any of the foregoing; provided that the total indemnity shall not exceed the purchase price as provided in Section 2.3 hereof.

     WMT shall reimburse IDP, IDP Financial, Bynder and Duhaime for any liabilities, damages, deficiencies, claims, actions, suits, proceedings, demands, judgments, assessments, costs and expenses to which this Section 7.2 relates only if a claim for indemnification is made by IDP, IDP Financial, Bynder and Duhaime within the period ending at December 31, 1998. Without limiting the generality of the foregoing, with respect to the measure of Indemnifiable Damages, IDP, IDP Financial, Bynder and Duhaime shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of WMT been true and accurate or the same said parties had not breached any such covenants.

     7.3 Indemnification Procedure. A party seeking indemnification (the
         -------------------------
"Indemnitee") shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification, but in no event longer than (a) thirty (30) days after service of process in the event litigation is commenced against the Indemnitee by a third party, or (b) sixty
(60) days after the assertion of such claim. No such notice of assertion of a claim shall satisfy the requirements of this Section 7.3 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. Indemnitee agrees to use reasonable efforts to cooperate with Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.

     7.4 Right of Set-Off. Upon notice to Bynder and Duhaime specifying in
         ----------------
reasonable detail the basis for a set-off, WMT may set off any amount to which it may be entitled under this Article 7 against certain the Earn-Out Payment (as defined in the Employment Agreements of Bynder and Duhaime) payable pursuant to the Employment Agreements of Bynder and Duhaime provided in Exhibit 6.1(e) hereto. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit WMT in any manner in the enforcement of any other remedies that may be available to WMT.

     7.5 Further Indemnifications.
         ------------------------

     (a) In addition to the indemnifications provided in this Article 7, Oliver-Allen, IDP Financial, Bynder and Duhaime further agree to defend and indemnify WMT and the WMT Indemnitees against and hold each of them harmless from any and all costs and expenses (including legal fees and expenses and other costs associated with defending or investigating any claims) and any judgment, award, settlement amount, liability or other financial obligation of IDP (or of either IDP Member in the event IDP has dissolved and/or liquidated) with respect to any claim against IDP or otherwise that may be filed by or on behalf of Elaine Burgess relating, but not limited to, the allegations set forth in the correspondence from her attorney dated November 14, 1996.

     (b) If WMT is notified of any claim with regard to Elaine Burgess, WMT shall give prompt written notice to Oliver-Allen, IDP Financial, Bynder and Duhaime but in no event longer than five (5) days after service of process in the event litigation is commenced. If WMT is named in a claim, Oliver-Allen, IDP Financial, Bynder and Duhaime shall take all necessary steps to protect the interests of themselves and WMT. Oliver-Allen, IDP Financial, Bynder and Duhaime shall assume the defense of such indemnifiable action or proceeding at their expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by Oliver-Allen, IDP Financial, Bynder and Duhaime and approved by WMT, which approval shall not be unreasonably withheld or delayed. Oliver-Allen, IDP Financial, Bynder and Duhaime shall keep WMT fully apprised at all times of the status of the defense and shall consult with WMT prior to the settlement of any indemnified matter. WMT agrees to use reasonable efforts to cooperate with Oliver-Allen, IDP Financial, Bynder and Duhaime in connection with its defense of indemnifiable claims. Nothing herein shall prevent any party from retaining independent legal counsel of its own choosing at its own cost, without right of contribution.

                                    ARTICLE 8

                               PAYMENT OF EXPENSES
                               -------------------

     WMT and the IDP Parties shall each pay their own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and travel).

                                    ARTICLE 9

                                     GENERAL
                                     -------

     9.1 Amendment. This Agreement may not be amended except by an instrument in
         ---------
writing signed on behalf of each of the parties hereto.

     9.2 Extension; Waiver. At any time prior to the Closing, WMT or the IDP
         -----------------
Parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit thereof contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

     9.3 Notices. Any notice, request, instruction or other document to be given
         -------
hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:

         If to WMT:

                  Western Micro Technology, Inc.
                  254 East Hacienda Avenue
                  Campbell, CA  95008
                  Attention:  Mr. James W. Dorst
                              Chief Financial Officer
                  Fax:  (408) 341-4762

         with a copy to:

                  Pillsbury Madison & Sutro LLP
                  2700 Sand Hill Road
                  Menlo Park, CA 94025
                  Attention:  Katharine A. Martin
                  Fax:  (415) 233-4545

         If to IDP:

                  International Data Products, LLC
                  25 Mauchly, Suite 316
                  Irvine, CA 92718
                  Attention:  Alan M. Bynder
                  Fax:  (714) 453-9202

         with copies to:

                  Oliver-Allen Corporation, Inc.
                  80 E. Sir Francis Drake Blvd., Suite 2B
                  Larkspur, CA 94939
                  Attention:  John Allen
                  Fax:  (415) 925-8054

                  and

                  Shartsis, Friese & Ginsburg, LLP
                  One Maritime Plaza
                  San Francisco, CA 94111
                  Attn:  Jeffrey A. O'Connell
                  Fax:  (415) 421-2922

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

     9.4 Headings. The headings of the several sections of this Agreement are
         --------
inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

     9.5 Entire Understanding. The terms set forth in this Agreement including
         --------------------
its Schedules and Exhibits are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms. The Schedules and Exhibits attached to this Agreement are made a part of this Agreement.

     9.6 Counterparts. This Agreement may be executed in counterparts, and when
         ------------
so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

     9.7 Binding Nature. This Agreement shall be binding upon and inure to the
         --------------
benefit of the parties hereto. No party may assign or transfer any rights under this Agreement.

     9.8 Applicable Law. This Agreement shall be governed by and construed under
         --------------
the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     9.9 Arbitration. Any controversy or claim relating to this Agreement or any
         -----------
breach thereof, may be settled solely and finally by arbitration in accordance with the rules of the American Arbitration Association ("AAA") then in effect in the State of California, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator may provide that the cost of the arbitration (including reasonable legal fees) incurred by the prevailing party will be borne by the non-prevailing party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.

                                        WESTERN MICRO TECHNOLOGY, INC.,
                                        a California corporation


                                        By  /s/ James W. Dorst
                                           ------------------------------------

                                        Title   Chief Executive Officer
                                              ---------------------------------


                                        INTERNATIONAL DATA PRODUCTS, LLC,
                                        a California limited liability company

                                        By Its Manager Oliver-Allen Corporation,
                                           Inc., a California corporation

                                        By   /s/ John Allen
                                           ------------------------------------

                                        Title   President
                                              ---------------------------------


                                        OLIVER-ALLEN CORPORATION, INC., a
                                        California corporation


                                        By   /s/ John Allen
                                           ------------------------------------

                                        Title   President
                                              ---------------------------------

                                        INTERNATIONAL DATA PRODUCTS AND
                                        FINANCIAL, LTD., a Minnesota corporation


                                        By  /s/ Alan Bynder
                                          -------------------------------------

                                        Title   President
                                              ---------------------------------

                                                /s/ Alan M. Bynder
                                        ---------------------------------------
                                                    Alan M. Bynder

                                             /s/ Michael R. Duhaime
                                        ---------------------------------------
                                                 Michael R. Duhaime